UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2012

Medient Studios, Inc.

(Exact name of registrant as specified in its charter)
Commission File Number 000-53835

Nevada	41-2251802
(State or other jurisidiction of incorporation or organization)	(IRS Employer Indentification No.)

4750 Vanalden Avenue, Tarzana CA	91356
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (416) 844-3723

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) On September 30, 2012, Medient Studios, Inc. (the “Company”) discontinued accounting services with Ron Chadwick, P.C. (“Mr. Chadwick”), its current independent registered public accounting firm, due to the new management's desire to work with a firm that had been referred to them.

The decision to discontinue accounting services with its independent registered public accounting firm was approved by the Company’s board of directors.

During the term of engagement of Mr. Chadwick, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which if not resolved to the satisfaction of Mr. Chadwick, would have caused it to make reference to the subject matter of the disagreement(s) in connection with any report.

(b)  On September 30, 2012 , the Company’s board of directors engaged The Hall Group, CPAs (“The Hall Group”) as its independent registered public accounting firm for the year ended December 31, 2012.  The Company did not consult with The Hall Group during the years ended December 31, 2011 and 2010 or any subsequent interim periods preceding the engagement of The Hall Group regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion The Hall Group might render on the Company’s consolidated financial statements.

In accordance with the rules of the Securities and Exchange Commission, the Company provided Mr. Chadwick a copy of the disclosures made under this current report on Form 8-K, Item 4.01 and requested Mr. Chadwick to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Mr. Chadwick agrees with the above statements. Such letter is attached as Exhibit 16.1

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

No.            Description

16.1             Letter from Ron Chadwick, P.C. dated November 28 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Medient Studios, Inc.

By:      /s/ Manu Kumaran

Manu Kumaran

Chief Executive Officer